Exhibit 10.6

EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT

by and among

CITIBANK, N.A.,

as ABL Collateral Agent,

CITIBANK, N.A.,

as Term Loan Collateral Agent

and Designated Junior Priority Representative,

U.S. Bank National Association,

as Notes Collateral Agent,

and

each ADDITIONAL JUNIOR PRIORITY REPRESENTATIVE party hereto

Dated as of May 1, 2019

-i-

-ii-

ABL INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) dated as of May 1, 2019 among CITIBANK, N.A. (“Citibank”), in its capacity as the ABL Collateral Agent (as defined below), Citibank, in its capacity as Term Loan Collateral Agent (as defined below) and Designated Junior Priority Representative (as defined below), U.S. Bank National Association as Notes Collateral Agent (as defined below), and each ADDITIONAL JUNIOR PRIORITY REPRESENTATIVE party hereto.

RECITALS

A. iHeartCommunications, Inc., a Texas corporation (the “Company”), is party to the Credit Agreement dated as of May 1, 2019 relating to a certain senior secured asset-based revolving credit facility (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including without limitation to add new loans thereunder or increase the amount of loans thereunder), the “ABL Credit Agreement”), among the Company, iHeartMedia Capital I, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors party thereto, the Lenders party thereto from time to time and Citibank, as Administrative Agent, Swing Line Lender and L/C Issuer.

B. The Company is party to the Credit Agreement dated as of May 1, 2019 relating to certain senior secured term loan credit facilities (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including without limitation to add new loans thereunder or increase the amount of loans thereunder), the “Term Loan Credit Agreement”), among the Company, Holdings, the other Guarantors from time to time party thereto, the Lenders party thereto from time to time and Citibank, as Administrative Agent and Collateral Agent.

C. The Company is party to the Indenture dated as of May 1, 2019 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including without limitation to add new series of notes thereunder or increase the amount of notes thereunder), the “Notes Indenture”), among the Company, the Guarantors identified therein, U.S. Bank National Association, as trustee, Collateral Agent, paying agent, registrar and transfer agent.

D. On the date hereof, the Company has issued notes under the Notes Indenture and has entered into the ABL Credit Agreement and the Term Loan Credit Agreement. The execution and delivery of this Agreement by each party hereto is a condition precedent to the Initial Credit Extension under each of the ABL Credit Agreement and the Term Loan Credit Agreement and to the approval under each of the ABL Credit Agreement and the Term Loan Credit Agreement of the issuance of such notes by the Company.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the ABL Credit Agreement, the Term Loan Credit Agreement or the Notes Indenture, as applicable, in each case as in effect on the date hereof. In addition, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Collateral Agent” shall mean Citibank, in its capacity as collateral agent for the lenders and other secured parties under the ABL Credit Agreement and the other ABL Documents entered into pursuant to the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such ABL Collateral Agent is not Citibank, such ABL Collateral Agent shall have become a party to this Agreement and the other applicable ABL Security Documents.

“ABL Controlled Accounts” shall mean (i) all Deposit Accounts and all Securities Accounts, and all accounts and sub-accounts relating to any of the foregoing accounts, and (ii) all cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the UCC) and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, in each case, of any Grantor and which are subject to a control agreement in favor of the ABL Collateral Agent.

“ABL Credit Agreement” has the meaning set forth in the introductory paragraphs to this Agreement.

“ABL Documents” means the credit, guaranty and security documents governing the ABL Obligations, including, without limitation, the ABL Credit Agreement and the ABL Security Documents.

“ABL Obligations” shall mean all “Obligations” as defined in the ABL Credit Agreement.

“ABL Recovery” shall have the meaning set forth in Section 5.3.

“ABL Secured Parties” means the “Secured Parties” (as defined in the ABL Credit Agreement).

“ABL Security Agreement” means the Security Agreement (as defined in the ABL Credit Agreement).

“ABL Security Documents” means the ABL Security Agreement and the other Collateral Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“Additional Junior Priority Debt” means all indebtedness and other obligations of the Company and the other Grantors that shall have been designated as such pursuant to Section 7.22.

“Additional Junior Priority Representative” shall have the meaning set forth in Section 7.22.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Citibank” shall have the meaning assigned to that term in the introduction to this Agreement.

“Closing Date” means May 1, 2019.

“Collateral Agent(s)” means individually the ABL Collateral Agent, the Term Loan Collateral Agent, the Notes Collateral Agent or any other Junior Priority Representative that is a party hereto and collectively means the ABL Collateral Agent, the Term Loan Collateral Agent, the Notes Collateral Agent and each other Junior Priority Representative that is a party hereto.

“Company” has the meaning set forth in the introductory paragraphs to this Agreement.

“Comparable Junior Priority Security Document” shall mean, in relation to any Intercreditor Collateral subject to any Lien created under any ABL Security Document, those Junior Priority Security Documents that create a Lien on the same Intercreditor Collateral (but only to the extent relating to such Intercreditor Collateral), granted by the same Grantor or Grantors.

“Credit Documents” shall mean the ABL Documents and the Junior Priority Debt Documents.

“Deposit Account” has the meaning set forth in the UCC.

“Designated Junior Priority Representative” means (a) the Term Loan Collateral Agent, until such time as the Term Loan Collateral Agent shall provide written notice to the ABL Collateral Agent and the Company of its replacement as Designated Junior Priority Representative and specifying the Junior Priority Representative serving as the Controlling Collateral Agent (as defined in and pursuant to the First Lien Intercreditor Agreement) that will thereafter be the “Designated Junior Priority Representative” and (b) thereafter, the Junior Priority Representative serving as the Controlling Collateral Agent (as defined in and pursuant to the First Lien Intercreditor Agreement) designated by such notice as the replacement “Designated Junior Priority Representative” by the Term Loan Collateral Agent (or, following a replacement of the Term Loan Collateral Agent, the Junior Priority Representative serving as the Designated Junior Priority Representative at the time it delivers such notice) as the “Designated Junior Priority Representative”; provided, that if the First Lien Intercreditor Agreement is no longer in effect, the Designated Junior Priority Representative shall be the Junior Priority Debt Representative designated as such in a written notice from each Junior Priority Representative to the ABL Collateral Agent and the Company.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in Section 5.3, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all ABL Obligations and, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the ABL Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of ABL Secured Parties under the ABL Documents; provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Obligations that constitute an exchange or replacement for or a Refinancing of such ABL Obligations. In the event the ABL Obligations are modified and the ABL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disposition” has the meaning set forth in Section 2.4(b).

“Enforcement Notice” shall mean a written notice delivered by the Designated Junior Priority Representative to the ABL Collateral Agent announcing the commencement of an Exercise of Secured Creditor Remedies.

“Event of Default” shall mean an Event of Default under the ABL Credit Agreement or any Junior Priority Debt Facility, as the context requires.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien on Intercreditor Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien on Intercreditor Collateral under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Intercreditor Collateral in satisfaction of a Lien;

(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set-off against, marshalling of, injunction respecting or foreclosure on the Intercreditor Collateral or the Proceeds thereof;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Intercreditor Collateral;

(e) the sale, lease, license, or other disposition of all or any portion of the Intercreditor Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law; or

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code in respect of Intercreditor Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing a proof of claim in bankruptcy court or seeking adequate protection (to the extent not otherwise prohibited under this Agreement), (ii) the exercise of rights by the ABL Collateral Agent during a Cash Dominion Period (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of Intercreditor Collateral to the ABL Collateral Agent (unless and until the Lenders under the ABL Credit Agreement cease to extend credit to the Borrowers thereunder, in which event an Exercise of Secured Creditor Remedies shall be deemed to have occurred), (iii) the consent by a Secured Party to a sale or other disposition by any Grantor of any of its assets or properties, (iv) the acceleration of all or a portion of the ABL Obligations or any Junior Priority Debt Obligations, (v) the reduction of the borrowing base, advance rates or sub-limits by the Administrative Agent under the ABL Credit Agreement, the ABL Collateral Agent and the lenders under the ABL Credit Agreement, (vi) the imposition of reserves by the Administrative Agent under the ABL Credit Agreement, (vii) an Account ceasing to be an “Eligible Credit Card Receivable” or “Eligible Trade Receivable” under the ABL Credit Agreement, (viii) any action taken by any Junior Priority Debt Party in respect of Non-Intercreditor Collateral or (ix) any of the actions permitted by Sections 2.3(b), 2.4(a) and 3.1.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Term Loan Credit Agreement.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantors” shall mean, at any time, (a) the Company and (b) each U.S. Subsidiary that, at such time, is party to (i) any ABL Security Document and (ii) any Junior Priority Security Document; provided that, solely for purposes of Section 2.5, a U.S. Subsidiary shall be deemed to be a “Grantor” so long as it satisfies either clause (i) or (ii) above (even if it does not satisfy both clauses (i) and (ii) above) so long as such U.S. Subsidiary is required pursuant to the terms of the ABL Credit Agreement or any ABL Security Document to grant a Lien on assets owned by it to secure the ABL Obligations.

“Holdings” has the meaning set forth in the introductory paragraphs to this Agreement.

“Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the Term Loan Credit Agreement, as applicable.

“Insolvency Proceeding” shall mean:

(1) any case commenced by or against the Company or any other Grantor under the Bankruptcy Code or any other Debtor Relief Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Collateral” means, as to any Grantor, all right, title or interest of such Grantor in and to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

(a) all Accounts;

(b) all (i) Deposit Accounts and Securities Accounts and (ii) all cash, funds, checks, notes, “securities entitlements” (as such term is defined in the UCC) and instruments from time to time on deposit in any of the Accounts described in clause (a) of this definition;

(c) to the extent relating to, evidencing or governing items referred to in clauses (a) and (b) above, all Documents, Chattel Paper, General Intangibles and Instruments;

(d) all Letter-of-Credit Rights, but only to the extent constituting a supporting obligation for items referred to in clauses (a) and (c) above as to which perfection of security interests in such items is accomplished by the filing of a UCC financing statement;

(e) all books and records pertaining to items referred to in clauses (a) through (d) above; and

(f) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

in each case other than any Excluded Assets (as defined in the ABL Credit Agreement as in effect on the date hereof).

Each capitalized term used in this definition that is not otherwise defined herein shall have the meaning assigned thereto in the UCC.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex I, appropriately completed.

“Junior Priority Debt” means (a) the Term Loan Obligations, (b) the Notes Obligations and (c) each series, issue or class of Additional Junior Priority Debt. Any Registered Equivalent Notes (and guarantees thereof) issued in exchange for any Junior Priority Debt shall be deemed to constitute Junior Priority Debt.

“Junior Priority Debt Documents” means (a) the Term Loan Documents, (b) the Notes Documents and (c) with respect to any series, issue or class of Additional Junior Priority Debt, means the indentures or other agreements under which such Additional Junior Priority Debt is issued or incurred and all other notes, instruments, guaranty and security documents evidencing or governing such Additional Junior Priority Debt and Liens securing such Additional Junior Priority Debt.

“Junior Priority Debt Facility” means (a) the Term Loan Credit Agreement, (b) the Notes Indenture and (c) with respect to any series, issue or class of Additional Junior Priority Debt, each indenture or other governing agreement with respect to such Additional Junior Priority Debt.

“Junior Priority Debt Obligations” means (a) the Term Loan Obligations, (b) the Notes Obligations and (c) with respect to any series, issue or class of Additional Junior Priority Debt, (i) all principal, and interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding, whether or not such interest is an allowed claim under applicable state, federal or foreign law) payable with respect to, such Additional Junior Priority Debt, and (ii) all other Obligations in respect of such Additional Junior Priority Debt.

“Junior Priority Debt Parties” means (a) the Term Loan Secured Parties, (b) the Notes Secured Parties and (c) with respect to any series, issue or class of Additional Junior Priority Debt, the holders of such Additional Junior Priority Debt and any other Junior Priority Debt Obligations in respect of such Additional Junior Priority Debt.

“Junior Priority Enforcement Date” means the date which is 180 days after the occurrence of both (a) a continuing Event of Default (under and as defined in the Term Loan Credit Agreement, the Notes Indenture or any other Junior Priority Debt Facility) and (b) the ABL Collateral Agent’s receipt of an Enforcement Notice from the Designated Junior Priority Representative, provided that the Junior Priority Enforcement Date shall be stayed and shall not occur (or be deemed to have occurred) (i) at any time the ABL Collateral Agent or the ABL Secured Parties have commenced and are diligently pursuing any enforcement action against the Intercreditor Collateral, (ii) at any time that any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (iii) if each Event of Default under the Term Loan Credit Agreement, the Notes Indenture or such other Junior Priority Debt Facility is waived or cured in accordance with the terms thereof.

“Junior Priority Representative” means (a) the Term Loan Collateral Agent, (b) the Notes Collateral Agent and (c) each Additional Junior Priority Representative.

“Junior Priority Security Documents” means (a) the Term Loan Security Documents, (b) the Notes Security Documents and (c) each of the other agreements, documents or instruments pursuant to which a Lien on Intercreditor Collateral is granted or purported to be granted securing any Junior Priority Debt Obligation or under which rights or remedies with respect to such Liens are governed, but in each case only to the extent relating to Intercreditor Collateral.

“Lien Priority” shall mean with respect to any Lien of any Collateral Agent or any Secured Party on the Intercreditor Collateral, the order of priority of such Lien as specified in Section 2.1.

“Liens” shall have the meaning given such term in the ABL Credit Agreement as in effect on the date hereof.

“Non-Intercreditor Collateral” means all “Collateral” (or equivalent term) as defined in any Junior Priority Security Document that is not Intercreditor Collateral.

“Notes Collateral Agent” shall mean U.S. Bank National Association, in its capacity as collateral agent under the Notes Indenture and the other Notes Documents entered into pursuant to the Notes Indenture, together with its successors and permitted assigns under the Notes Indenture exercising substantially the same rights and powers; provided that if such Notes Collateral Agent is not U.S. Bank National Association, such Notes Collateral Agent shall have become a party to this Agreement and the other applicable Notes Security Documents.

“Notes Documents” means the Notes Indenture and the guaranty and security documents, promissory notes and other operative agreements evidencing or governing the Notes Obligations and Liens securing the Notes Obligations, including, without limitation, the Notes Security Documents.

“Notes Indenture” has the meaning set forth in the introductory paragraphs to this Agreement.

“Notes Obligations” shall mean all “Senior Secured Notes Obligations” as defined in the Notes Indenture.

“Notes Secured Parties” means the “Senior Secured Notes Secured Parties” as defined in the Notes Indenture.

“Notes Security Documents” means the “Senior Notes Security Agreement” and the other “Collateral Documents” (as each is defined in the Notes Indenture) and any other agreement, document or instrument pursuant to which a Lien on Intercreditor Collateral is granted or purported to be granted securing Notes Obligations or under which rights or remedies with respect to such liens are governed, but in each case only to the extent relating to Intercreditor Collateral.

“Notes Trustee” shall mean U.S. Bank National Association, in its capacity as trustee under the Notes Indenture and the other Notes Documents entered into pursuant to the Notes Indenture, together with its successors and permitted assigns under the Notes Indenture exercising substantially the same rights and powers.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Party” shall mean the ABL Collateral Agent, the Term Loan Collateral Agent, the Notes Collateral Agent or any Junior Priority Representative, and “Parties” shall mean, collectively at any time, each of them that is a party to this Agreement at such time.

“Plan of Reorganization” means plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the UCC, with respect to the Intercreditor Collateral, and (b) whatever is recoverable or recovered when any Intercreditor Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or to enter into alternative financing arrangements in exchange or replacement for, such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, as amended, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Secured Parties” means, with respect to the Junior Priority Representative for any Junior Priority Debt Facility, the Secured Parties under such Junior Priority Debt Facility.

“Secured Parties” shall mean the ABL Secured Parties, the Term Loan Secured Parties, the Notes Secured Parties and the other Junior Priority Debt Parties.

“Securities Account” has the meaning set forth in the UCC.

“Subsidiary” shall have the meaning given such term by the ABL Credit Agreement as in effect on the date hereof.

“Term Loan Collateral Agent” shall mean Citibank, in its capacity as collateral agent for the lenders and other secured parties under the Term Loan Credit Agreement and the other Term Loan Documents entered into pursuant to the Term Loan Credit Agreement, together with its successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such Term Loan Collateral Agent is not Citibank, such Term Loan Collateral Agent shall have become a party to this Agreement and the other applicable Term Loan Security Documents.

“Term Loan Credit Agreement” has the meaning set forth in the introductory paragraphs to this Agreement.

“Term Loan Documents” means the credit, guaranty and security documents governing the Term Loan Obligations, including, without limitation, the Term Loan Credit Agreement and the Term Loan Security Documents.

“Term Loan Obligations” shall mean all “Obligations” as defined in the Term Loan Credit Agreement.

“Term Loan Secured Parties” means the “Secured Parties” as defined in the Term Loan Credit Agreement.

“Term Loan Security Documents” means the Collateral Documents (as defined in the Term Loan Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien on Intercreditor Collateral is granted or purported to be granted securing Term Loan Obligations or under which rights or remedies with respect to such liens are governed, but in each case only to the extent relating to Intercreditor Collateral.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.2 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or” and the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Collateral Agent or the ABL Secured Parties in respect of all or any portion of the Intercreditor Collateral or of any Liens granted to any Junior Priority Representative or any Junior Priority Debt Parties in respect of all or any portion of the Intercreditor Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Collateral Agent or any Junior Priority Representative (or the ABL Secured Parties or the Junior Priority Debt Parties) on any Intercreditor Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any of the ABL Documents or any of the Junior Priority Debt Documents, or (iv) whether the ABL Collateral Agent or any Junior Priority Representative, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Intercreditor Collateral, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and each Junior Priority Representative, on behalf of itself and its Related Secured Parties, hereby agree that:

(1) any Lien in respect of all or any portion of the Intercreditor Collateral now or hereafter held by or on behalf of any Junior Priority Representative or any Junior Priority Debt Party that secures all or any portion of any Junior Priority Debt Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Collateral Agent and the ABL Secured Parties on the Intercreditor Collateral; and

(2) any Lien in respect of all or any portion of the Intercreditor Collateral now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to any Junior Priority Representative or any Junior Priority Debt Party on the Intercreditor Collateral.

Each Junior Priority Representative, for and on behalf of itself and its Related Secured Parties, expressly agrees that any Lien purported to be granted on any Intercreditor Collateral as security for the ABL Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Intercreditor Collateral securing any Junior Priority Debt Obligations for all purposes, regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

(b) The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that (i) each of the Term Loan Collateral Agent, for the benefit of itself and the Term Loan Secured Parties, and the Notes Collateral Agent, for the benefit of itself and the Notes Secured Parties, has been granted Liens upon all of the Intercreditor Collateral in which the ABL Collateral Agent has been granted Liens, and (ii) each Additional Junior Priority Representative shall, for the benefit of itself and its Related Secured Parties, be granted Liens upon all of the Intercreditor Collateral in which the ABL Collateral Agent has been granted Liens, and in each case the ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, hereby consents thereto. The subordination of Liens by each Junior Priority Representative in favor of the ABL Collateral Agent as set forth herein shall not be deemed to subordinate the Liens of any Junior Priority Representative or any of its Related Secured Parties to Liens securing any Obligations other than the ABL Obligations.

Section 2.2 Waiver of Right to Contest Liens.

(a) Each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent and the ABL Secured Parties in respect of Intercreditor Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, each Junior Priority Representative, for itself and on behalf of its Related Secured Parties, agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Collateral Agent or any ABL Secured Party under the ABL Documents with respect to the Intercreditor Collateral. Except to the extent expressly set forth in this Agreement, each Junior Priority Representative, for itself and on behalf of its Related Secured Parties, hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Collateral Agent or any ABL Secured Party seeks to enforce its Liens in any Intercreditor Collateral.

(b) The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the respective Liens of any Junior Priority Representative or any Junior Priority Debt Party in respect of the Intercreditor Collateral or the provisions of this Agreement.

Section 2.3 Remedies Standstill.

(a) Each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees that until the date on which the Discharge of ABL Obligations shall have occurred, (i) neither such Junior Priority Representative nor any of its Related Secured Parties will (x) Exercise Any Secured Creditor Remedies with respect to any Intercreditor Collateral without the prior written consent of the ABL Collateral Agent, and will not take, receive or accept any Proceeds of Intercreditor Collateral, (y) contest, protest or object to (A) any Exercise of Secured Creditor Remedies with respect to any Intercreditor Collateral by the ABL Collateral Agent or any ABL Secured Party in respect of the ABL Obligations, (B) the exercise of any right by the ABL Collateral Agent or any ABL Secured Party (or any agent or sub-agent on their behalf) in respect of the ABL Obligations under any lockbox agreement, control agreement or similar agreement or arrangement to which the ABL Collateral Agent or any ABL Secured Party either is a party or may have rights as a third party beneficiary or (C) any other exercise by any such party of any rights and remedies relating to any Intercreditor Collateral under the ABL Documents or otherwise in respect of the Intercreditor Collateral or the ABL Obligations or (z) object to the forbearance by the ABL Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Secured Creditor Remedies relating to the Intercreditor Collateral in respect of ABL Obligations and (ii) the ABL Collateral Agent and the ABL Secured Parties shall have the exclusive right to Exercise Any Secured Creditor Remedies (including, for the avoidance of doubt, setoff and the right to credit bid), direct the time, method and place for exercising such Exercise of Secured Creditor Remedies or conducting any proceeding with respect thereto, and make determinations regarding the release, disposition or restrictions with respect to the Intercreditor Collateral, in each case, without any consultation with or the consent of any Junior Priority Representative or any other Junior Priority Debt Party; provided that, subject to Section 4.1(b) and to any agreements among Junior Priority Representatives and their Related Secured Parties, upon the occurrence of the Junior Priority Enforcement Date, the Designated Junior Priority Representative, acting on behalf of itself and the Junior Priority Debt Parties may Exercise Any Secured Creditor Remedies without such prior written consent of the ABL Collateral Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon the occurrence of the Junior Priority Enforcement Date), any Junior Priority Representative or any Junior Priority Debt Party may, subject to any agreements among Junior Priority Representatives and their Related Secured Parties, Exercise Any Secured Creditor Remedies under the Junior Priority Debt Documents or applicable law as to any Intercreditor Collateral.

(b) Notwithstanding the provisions of Section 2.3(a) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Collateral Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations, the Term Loan Obligations, the Notes Obligations or any other Junior Priority Debt Obligations in any Insolvency Proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority status of the Liens of the ABL Collateral Agent or the other ABL Secured Parties on the Intercreditor Collateral or the rights of the ABL Collateral Agent or any of the other ABL Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Intercreditor Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Grantors arising under any Insolvency Proceeding or applicable non-bankruptcy law, (v) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Grantor, or (vi) objecting to the proposed retention of any collateral by any other Collateral Agent or any other Secured Party in full or partial satisfaction of any ABL Obligations, any Term Loan Obligations, any Notes Obligations or any other Junior Priority Debt Obligations due to such other Collateral Agent or such other Secured Party, in each case under clauses (i) through (vi) above to the extent not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(c) Subject to Section 2.3(b), (i) each Junior Priority Representative, for itself and on behalf of its Related Secured Parties, agrees that neither it nor any of its Related Secured Parties will take any action that would hinder any exercise of remedies undertaken by the ABL Collateral Agent or the ABL Secured Parties with respect to the Intercreditor Collateral, including any sale, lease, exchange, transfer or other disposition of Intercreditor Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of its Related Secured Parties, hereby waives any and all rights it or any of its Related Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the Intercreditor Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interests of the Junior Priority Debt Parties.

(d) Each Junior Priority Representative, for itself and on behalf of its Related Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document to which it is party shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the Intercreditor Collateral as set forth in this Agreement and the ABL Documents.

(e) Subject to Section 2.3(b), each Junior Priority Representative, for itself and on behalf of its Related Secured Parties, agrees that, unless and until the Discharge of ABL Obligations has occurred, it will not commence, or join with any Person (other than the ABL Secured Parties and the ABL Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Intercreditor Collateral.

(f) Notwithstanding the foregoing, clauses (c), (d) and (e) of this Section 2.3 shall not apply to any Junior Priority Representative or any Junior Priority Debt Party from and after the occurrence of the Junior Priority Enforcement Date.

Section 2.4 Exercise of Rights.

(a) No Other Restrictions. Except as otherwise expressly set forth in Section 2.1(a), Section 2.2(a), Section 2.3, Section 3.5 and Article 6 of this Agreement, each Junior Priority Representative and each Junior Priority Debt Party may exercise rights and remedies (i) as an unsecured creditor to the extent not inconsistent with this Agreement and (ii) as a secured creditor with respect to the Non-Intercreditor Collateral, in each case against the Company or any Subsidiary that has guaranteed any Junior Priority Debt Obligations in accordance with the terms of the applicable Junior Priority Debt Documents and applicable laws. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any of its Related Secured Parties of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by such Junior Priority Representative or any of its Related Secured Parties of rights or remedies as a secured creditor in respect of Intercreditor Collateral or enforcement in contravention of this Agreement of any Lien on the Intercreditor Collateral in respect of Junior Priority Debt Obligations held by any of them or in any Insolvency Proceeding. In the event any Junior Priority Representative or any of its Related Secured Parties becomes a judgment lien creditor or other secured creditor in respect of Intercreditor Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Priority Debt Obligations or otherwise, such judgment or other Lien on Intercreditor Collateral shall be subordinated to the Liens securing ABL Obligations on the same basis as the other Liens on Intercreditor Collateral securing the Junior Priority Debt Obligations are so subordinated to such Liens securing ABL Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Secured Parties may have with respect to the Intercreditor Collateral. Furthermore, subject to Section 3.3 hereof, for the avoidance of doubt, nothing in this Agreement shall restrict any right any Junior Priority Debt Party may have (secured or otherwise) in any property or asset of any Grantor that does not constitute Intercreditor Collateral.

(b) Release of Liens. If, at any time any Grantor or any ABL Secured Party delivers notice to each Junior Priority Representative with respect to any specified Intercreditor Collateral that:

(A) such specified Intercreditor Collateral is sold, transferred or otherwise disposed of (a “Disposition”) by the owner of such Intercreditor Collateral in a transaction permitted under the ABL Credit Agreement and the Junior Priority Debt Documents; or

(B) the ABL Secured Parties are releasing or have released their Liens on such Intercreditor Collateral in connection with a Disposition in connection with an Exercise of Secured Creditor Remedies with respect to such Intercreditor Collateral, then the Liens upon such Intercreditor Collateral securing Junior Priority Debt Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Intercreditor Collateral securing ABL Obligations are released and discharged (provided that any proceeds thereof not applied to repay ABL Obligations shall, to the extent constituting Intercreditor Collateral, be subject to the respective Liens securing any Junior Priority Debt Obligations and shall be applied pursuant to Section 4.1). Upon delivery to the Junior Priority Representatives of a written notice from the ABL Collateral Agent stating that any such release of Liens securing or supporting the ABL Obligations has become effective (or shall become effective upon the Junior Priority Representatives releasing each of their Liens on such Intercreditor Collateral), the Junior Priority Representatives shall, at the Company’s expense, promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the ABL Collateral Agent in connection with such release. Each Junior Priority Representative hereby appoints the ABL Collateral Agent and any officer or duly authorized person of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Junior Priority Representative and in the name of such Junior Priority Representative or in the ABL Collateral Agent’s own name, from time to time, in the ABL Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5 No New Liens. Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Junior Priority Debt Party shall acquire or hold any Lien on any Intercreditor Collateral, securing any Junior Priority Debt Obligation, if such Intercreditor Collateral is not also subject to the Lien of the ABL Collateral Agent under the ABL Documents (and subject to the Lien Priorities contemplated herein). If any Junior Priority Debt Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any such Intercreditor Collateral securing any Junior Priority Debt Obligation, which Intercreditor Collateral is not also subject to the Lien of the ABL Collateral Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the applicable Junior Priority Representative (or the applicable Junior Priority Debt Party) (i) shall notify the ABL Collateral Agent promptly upon becoming aware thereof and, unless a similar Lien on such Intercreditor Collateral is promptly granted to the ABL Collateral Agent as security for the ABL Obligations, shall assign such Lien to the ABL Collateral Agent as security for the ABL Obligations for the benefit of the ABL Secured Parties (but may retain a Lien on such Intercreditor Collateral subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the ABL Collateral Agent, shall, without the need for any further consent of any other Junior Priority Debt Party and notwithstanding anything to the contrary in any other Junior Priority Debt Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Collateral Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof). To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the ABL Collateral Agent or any other ABL Secured Party, each Junior Priority Representative agrees, for itself and on behalf of the other Junior Priority Debt Parties, that any amounts received by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.5 shall be subject to Section 4.1.

Section 2.6 Waiver of Marshalling. Until the Discharge of the ABL Obligations, each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert, or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Intercreditor Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. Each Junior Priority Representative and the ABL Collateral Agent may make such demands or file such claims in respect of the Junior Priority Debt Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Except as provided in Section 5.2, nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Debt Party of the required payments of interest, principal and other amounts owed in respect of its Junior Priority Debt Obligations so long as such receipt is not the direct or indirect result of the exercise by any of them of rights or remedies as a secured creditor with respect to the Intercreditor Collateral (including set-off with respect to the Intercreditor Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them on the Intercreditor Collateral.

Section 3.2 Agent for Perfection. Each Junior Priority Representative appoints the ABL Collateral Agent, and the ABL Collateral Agent expressly accepts such appointment, to act as agent for such Junior Priority Representative and its Related Secured Parties under each control agreement with respect to all ABL Controlled Accounts for the purpose of perfecting the respective security interests granted under the Junior Priority Debt Documents. None of the ABL Collateral Agent, any ABL Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, as applicable, shall have any obligation whatsoever to the others to assure that the Intercreditor Collateral is genuine or owned by the Company, any other Grantor or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Collateral Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Intercreditor Collateral as agent for the Junior Priority Representatives and the Junior Priority Debt Parties for purposes of perfecting the respective Liens held by any of the Junior Priority Debt Parties. The ABL Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for any Junior Priority Representative or Junior Priority Debt Party, or any other Person. Each Junior Priority Representative is not and shall not be deemed to be a fiduciary of any kind for any other Collateral Agent or Secured Party, or any other Person. Prior to the Discharge of ABL Obligations, in the event that any Junior Priority Representative of Junior Priority Debt Party receives any Intercreditor Collateral or Proceeds of Intercreditor Collateral in violation of the terms of this Agreement, then such Junior Priority Representative or such Junior Priority Debt Party, as the case may be, shall promptly pay over such Intercreditor Collateral or Proceeds to the ABL Collateral Agent in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3 Inspection and Access Rights. Without limiting any rights the ABL Collateral Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of any Intercreditor Collateral (or any other Exercise of Secured Creditor Remedies by the ABL Collateral Agent) and whether or not any Junior Priority Representative or Junior Priority Debt Party has commenced and is continuing to Exercise

Any Secured Creditor Remedies of any Junior Priority Debt Party, the ABL Collateral Agent shall have the right (a) during normal business hours on any business day, to access Intercreditor Collateral that is stored or located in or on Non-Intercreditor Collateral, and (b) to reasonably use the Non-Intercreditor Collateral (including, without limitation, equipment, computers, software, intellectual property, real property and books and records) in order to inspect, copy or download information stored on, take actions to perfect its Lien on, or otherwise deal with the Intercreditor Collateral, in each case without notice to, the involvement of or interference by any Junior Priority Representative or Junior Priority Debt Party and without liability to any Junior Priority Debt Party; provided, however, if any Junior Priority Representative takes actual possession of any Non-Intercreditor Collateral in contemplation of a sale of such Non-Intercreditor Collateral or is otherwise exercising a remedy with respect to Non-Intercreditor Collateral, such Junior Priority Representative shall give the ABL Collateral Agent reasonable opportunity (of reasonable duration and with reasonable advance notice) prior to such Junior Priority Representative’s sale of any such Non-Intercreditor Collateral to access Intercreditor Collateral as contemplated in (a) and (b) above. For the avoidance of doubt, this Section 3.3 governs the rights of access and inspection as between the ABL Secured Parties on the one hand and the Junior Priority Debt Parties on the other (and not as between the Secured Parties and the Grantors, which rights are set forth in and governed by the applicable Credit Documents and are not affected by this Section 3.3).

Section 3.4 Insurance. Proceeds of Intercreditor Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of insurance proceeds to the extent such insurance insures Intercreditor Collateral. Prior to the Discharge of ABL Obligations, the ABL Collateral Agent shall have the sole and exclusive right, as against the Junior Priority Representatives, to the extent permitted by the ABL Documents and subject to the rights of the Grantors thereunder, to adjust settlement of insurance claims to the extent such insurance insures Intercreditor Collateral in the event of any covered loss, theft or destruction of Intercreditor Collateral. Prior to the Discharge of ABL Obligations, all proceeds of such insurance with respect to Intercreditor Collateral shall be remitted for application in accordance Section 4.1 hereof.

Section 3.5 Exercise of Remedies – Set-Off and Tracing of and Priorities in Proceeds. Each Junior Priority Representative, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that, to the extent any Junior Priority Representative or Junior Priority Debt Party exercises its rights of set-off against any Grantor’s Deposit Accounts or Securities Accounts to the extent constituting or containing Intercreditor Collateral or Proceeds thereof, the amount of such set-off shall be deemed to be Intercreditor Collateral to be held and distributed pursuant to Section 4.1. In addition, unless and until the Discharge of ABL Obligations occurs, each Junior Priority Representative and each Junior Priority Debt Party hereby consents to the application, of cash or other proceeds of Intercreditor Collateral, deposited under control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. Each Junior Priority Representative, for and on behalf of itself and its Related Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Collateral Agent and the ABL Secured Parties will apply payments and make advances thereunder, and that no application of any Intercreditor Collateral or the release of any Lien by the ABL Collateral Agent upon any portion of the Intercreditor Collateral in connection with a permitted disposition by the Grantors under the ABL Credit Agreement shall constitute an Exercise of Secured Creditor Remedies under this Agreement; (ii) subject to the limitations set forth in Section 7.03(a) of the Term Loan Credit Agreement (as in effect on the date hereof) or such additional amounts as consented to by the Lenders under the Term Loan Credit Agreement (in accordance with the provisions thereof), and subject to any comparable restrictions contained in any other Junior Priority Debt Document, the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or Refinanced, in each event without notice to or consent by the Junior Priority Debt Parties and without affecting the provisions hereof; and (iii) all Intercreditor Collateral received by the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the ABL Obligations or any Junior Priority Debt Obligations, or any portion thereof.

(b) Application of Proceeds of Intercreditor Collateral. The ABL Collateral Agent and each Junior Priority Representative hereby agree that, so long as the Discharge of ABL Obligations has not occurred and whether or not an Insolvency Proceeding has been commenced, all Intercreditor Collateral and all Proceeds thereof received by any of them in connection with any Exercise of Secured Creditor Remedies with respect to the Intercreditor Collateral, and any distribution in respect thereof in any Insolvency Proceeding, shall be applied, first, to the payment of costs and expenses of the ABL Collateral Agent in connection with such Exercise of Secured Creditor Remedies, and second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred.

(c) Payments Over. Any Intercreditor Collateral received by any Junior Priority Representative or any Junior Priority Debt Party in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the Intercreditor Collateral prior to the Discharge of ABL Obligations, whether or not in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for each Junior Priority Representative and each Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Collateral Agent shall have no obligation or liability to any Junior Priority Representative or Junior Priority Debt Party regarding the adequacy of any proceeds realized on any collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by the ABL Collateral Agent under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the UCC.

(e) Turnover of Collateral after Discharge. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall (i) use commercially reasonable efforts to notify each Junior Priority Representative in writing of the occurrence of the Discharge of ABL Obligations and (ii) at the Company’s expense, deliver to the Designated Junior Priority Representative or execute such documents as the Designated Junior Priority Representative may reasonably request (including assignment of control agreements with respect to ABL Controlled Accounts) in order to effect a transfer of control to the Designated Junior Priority Representative over any and all ABL Controlled Accounts or control or possession of any other Intercreditor Collateral then in the actual possession of, or subject to the control of, the ABL Collateral Agent, in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

(f) Certain Cash Collateral. Notwithstanding anything in this Agreement or any ABL Documents or Junior Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the ABL Collateral Agent pursuant to the ABL Documents shall be applied as specified in the ABL Documents and will not constitute Intercreditor Collateral or Non-Intercreditor Collateral that secures the Junior Priority Debt Obligations.

Section 4.2 Specific Performance. Each of the ABL Collateral Agent and each Junior Priority Representative is hereby authorized to demand specific performance of this Agreement, whether or not the Company or any Grantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, and each Junior Priority Representative, for and on behalf of itself and its Related Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and each Junior Priority Representative, on behalf of itself and its Related Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Collateral Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Junior Priority Debt Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by any Junior Priority Representative or any Junior Priority Debt Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Junior Priority Debt Obligations.

(b) None of the ABL Collateral Agent, any ABL Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect or realize upon any of the Intercreditor Collateral or Proceeds thereof, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Intercreditor Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Intercreditor Collateral or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Collateral Agent or any ABL Secured Party honors (or fails to honor) a request by the Borrower under the ABL Credit Agreement for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Collateral Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Junior Priority Debt Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Collateral Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Collateral Agent nor any ABL Secured Party shall have any liability whatsoever to any Junior Priority Representative or any Junior Priority Debt Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Collateral Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that any Junior Priority Representative or any Junior Priority Debt Party have in the Intercreditor Collateral, except as otherwise expressly set forth in this Agreement. Each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees that neither the ABL Collateral Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Intercreditor Collateral pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement. Each Junior Priority Representative and the Junior Priority Debt Parties shall be entitled to manage and supervise their loans and extensions of credit under the Junior Priority Debt Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests of the ABL Collateral Agent or any ABL Secured Parties, except as otherwise expressly set forth in this Agreement.

Section 5.2 Modifications to ABL Documents and Junior Priority Debt Documents.

(a) In the event that the ABL Collateral Agent or the ABL Secured Parties enter into any amendment, waiver or consent in respect of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any manner the rights of the ABL Collateral Agent, the ABL Secured Parties, the Company or any other Grantor thereunder (excluding the release of any Liens in Intercreditor Collateral except in accordance with Section 2.4(b)), then such amendment, waiver or consent, to the extent related to Intercreditor Collateral, shall apply automatically to any comparable provision (but only to the extent as such provision relates to Intercreditor Collateral) of each Comparable Junior Priority Security Document without the consent of any Junior Priority Representative or Junior Priority Debt Party and without any action by any Junior Priority Representative, Junior Priority Debt Party, the Company or any other Grantor; provided, however, that such amendment, waiver or consent does not materially adversely affect the rights of any Junior Priority Representative or Junior Priority Debt Party or the interests of any Junior Priority Debt Parties in the Intercreditor Collateral in a manner materially different from that affecting the rights of the ABL Secured Parties thereunder or therein. The ABL Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to each Junior Priority Representative; provided, however, that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Junior Priority Security Document as set forth in this Section 5.2(a). For the avoidance of doubt, no such amendment, modification or waiver shall apply to or otherwise affect (a) any Non-Intercreditor Collateral or (b) any document, agreement or instrument which neither grants nor purports to grant a Lien on, nor governs nor purports to govern any rights or remedies in respect of, Intercreditor Collateral.

(b) So long as the Discharge of ABL Obligations has not occurred, without the prior written consent of the ABL Collateral Agent, no Junior Priority Representative shall consent to amend, supplement or otherwise modify any, or enter into any new, Junior Priority Security Document relating to Intercreditor Collateral to the extent such amendment, supplement or modification, or the terms of such new Junior Priority Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Junior Priority Representative agrees that each Junior Priority Security Document entered into on or after the Closing Date securing its Related Secured Parties relating to Intercreditor Collateral shall include the following language (or language to similar effect approved by the ABL Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to [JUNIOR PRIORITY REPRESENTATIVE] pursuant to this Agreement or any other [JUNIOR PRIORITY SECURITY DOCUMENT] and the exercise of any right or remedy by [JUNIOR PRIORITY REPRESENTATIVE] hereunder are subject to the limitations and provisions of the ABL Intercreditor Agreement dated as of May 1, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Citibank, N.A., as ABL Collateral Agent, [JUNIOR PRIORITY

REPRESENTATIVE], certain other persons party or that may become party thereto from time to time, and consented to by the Grantors identified therein. Each [JUNIOR PRIORITY DEBT PARTY] hereunder authorizes and instructs the [JUNIOR PRIORITY REPRESENTATIVE] to execute the Intercreditor Agreement on behalf of such [JUNIOR PRIORITY DEBT PARTY], and such [JUNIOR PRIORITY DEBT PARTY] agrees to be bound by the terms thereof. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

(c) The ABL Obligations and the several Junior Priority Debt Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Junior Priority Debt Document) of the ABL Collateral Agent, the ABL Secured Parties, any Junior Priority Representative or any Junior Priority Debt Parties, as the case may be, provided such Refinancing does not affect the relative Lien Priorities provided for herein or directly alter the other provisions hereof to the extent relating to the relative rights, obligations and priorities of the ABL Secured Parties on the one hand and the Junior Priority Debt Parties on the other.

Section 5.3 Reinstatement and Continuation of Agreement.

If the ABL Collateral Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company, any Grantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. The ABL Collateral Agent shall use commercially reasonable efforts to give written notice to each Junior Priority Representative of the occurrence of any such ABL Recovery (provided that the failure to give such notice shall not affect the ABL Collateral Agent’s rights hereunder, except it being understood that no Junior Priority Representative shall be charged with knowledge of such ABL Recovery or required to take any actions based on such ABL Recovery until it has received such written notice of the occurrence of such ABL Recovery).

All rights, interests, agreements, and obligations of the ABL Collateral Agent, the Junior Priority Representatives, the ABL Secured Parties and the Junior Priority Debt Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Company or any Grantor or any other circumstance which otherwise might constitute a defense (other than a defense that such obligations have in-fact been repaid) available to, or a discharge of the Company or any Grantor in respect of the ABL Obligations or the Junior Priority Debt Obligations. No priority or right of the ABL Collateral Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Company or any Grantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Collateral Agent or any ABL Secured Party may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If the Company or any Grantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Collateral Agent or the ABL Secured Parties shall seek to provide the Company or any Grantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Intercreditor Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Intercreditor Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Intercreditor Collateral) but not any other asset or any Non-Intercreditor Collateral, then each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of such Junior Priority Representative securing any Junior Priority Debt Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is Intercreditor Collateral, except as permitted by Section 6.3(b)) and, to the extent the Liens on the Intercreditor Collateral securing any ABL Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens on the Intercreditor Collateral securing the Junior Priority Debt Obligations to (x) the Liens securing such DIP Financing (and all obligations relating thereto) on the same basis as the Liens on the Intercreditor Collateral securing the Junior Priority Debt Obligations are so subordinated to the Liens on the Intercreditor Collateral securing ABL Obligations under this Agreement, (y) any adequate protection Liens on Intercreditor Collateral provided to the ABL Secured Parties, and (z) any “carve-out” for court-approved professional and United States Trustee fees agreed to by the ABL Collateral Agent, so long as (i) such Junior Priority Representative retains its Lien on the Intercreditor Collateral to secure the Junior Priority Debt Obligations of its Related Secured Parties (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code), (ii) the terms of the DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or related document and (iii) all Liens on Intercreditor Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Collateral Agent and the ABL Secured Parties on the Intercreditor Collateral securing the ABL Obligations; provided, however, that nothing contained in this Agreement shall prohibit or restrict any Junior Priority Representative or Junior Priority Debt Party from raising any objection or supporting any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of such Junior Priority Representative on Non-Intercreditor Collateral securing the Junior Priority Debt Obligations of its Related Secured Parties.

(b) All Liens granted to the ABL Collateral Agent or any Junior Priority Representative in any Insolvency Proceeding on Intercreditor Collateral, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief from Stay. Until the Discharge of ABL Obligations has occurred, each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Intercreditor Collateral without the ABL Collateral Agent’s express written consent.

Section 6.3 No Contest; Adequate Protection.

(a) Each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees that it shall not contest (or support any other Person contesting) (x) any request by the ABL Collateral Agent or any ABL Secured Party for adequate protection of its interest in the Intercreditor Collateral, (y) any objection by the ABL Collateral Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Secured Party that its interests in the Intercreditor Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding) or (z) any lawful exercise by the ABL Collateral Agent or any ABL Secured Party of the right to credit bid ABL Obligations at any sale of Intercreditor Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict any Junior Priority Representative or Junior Priority Debt Party from contesting or challenging (or support any other Person contesting or challenging) any request by the ABL Collateral Agent or any ABL Secured Party for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-Intercreditor Collateral.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to Intercreditor Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Intercreditor Collateral), then the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that each Junior Priority Representative, on behalf of itself and its Related Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Intercreditor Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of such Junior Priority Representative on the Intercreditor Collateral (it being understood that to the extent that any such additional collateral constituted Non-Intercreditor Collateral at the time it was granted to the ABL Secured Parties, the Lien thereon in favor of the ABL Secured Parties shall be subordinate in all respects to the Liens thereon in favor of the Junior Priority Debt Parties).

Section 6.4 Asset Sales. Each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees that it will not oppose any sale consented to by the ABL Collateral Agent of any Intercreditor Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement.

Section 6.5 Separate Grants of Security and Separate Classification. Each Junior Priority Representative, each Junior Priority Debt Party, each ABL Secured Party and the ABL Collateral Agent each acknowledge and agree that (i) the grants of Liens pursuant to the ABL Security Documents on the one hand and the Junior Priority Debt Documents on the other hand constitute separate and distinct grants of Liens and the Junior Priority Debt Parties’ claims against the Company and/or any Grantor in respect of Intercreditor Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the ABL Secured Parties against the Company and the Grantors in respect of Intercreditor Collateral (it being understood that the Liens granted to secure the Term Loan Obligations, the Notes Obligations and the subsequently incurred Junior Priority Debt Obligations likewise constitute classes separate and distinct from one another) and (ii) because of, among other things, their differing rights in the Intercreditor Collateral, the Junior Priority Debt Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and any Junior Priority Debt Parties in respect of the Intercreditor Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Junior Priority Debt Parties hereby acknowledge and agree that all distributions in respect of or from the Proceeds of Intercreditor Collateral shall be made as if there were separate classes of ABL Obligation claims and Junior Priority Debt Obligation claims against the Grantors (with the effect being that, to the extent that the aggregate value of the Intercreditor Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate, before any distribution is made in respect of the claims held by the Junior Priority Debt Parties from such Intercreditor Collateral, with the Junior Priority Debt Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties amounts otherwise received or receivable by them in respect of or from the Intercreditor Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7 ABL Obligations and Junior Priority Debt Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties, and the Junior Priority Representatives and the Junior Priority Debt Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Documents or any Junior Priority Debt Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Document or of the terms of any Junior Priority Debt Document;

(c) any exchange of any security interest in any Intercreditor Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Junior Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense (other than a defense that such obligations have in-fact been repaid) available to, or a discharge of, the Company or any other Grantor in respect of ABL Obligations or Junior Priority Debt Obligations in respect of this Agreement.

Section 6.8 Reorganization Securities.

(a) If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization, on account of both the ABL Obligations and the Junior Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Junior Priority Debt Obligations are secured by Liens upon Intercreditor Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Junior Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization that is inconsistent with the priorities or other provisions of this Agreement with respect to Intercreditor Collateral, other than with the prior written consent of the ABL Collateral Agent or to the extent any such plan (i) pays off, in cash, in full, the ABL Obligations (other than unasserted contingent indemnification obligations and expense reimbursement obligations) upon consummation thereof or (ii) is proposed or supported by the number of ABL Secured Parties required under Section 1126(c) of the Bankruptcy Code.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. Each Junior Priority Representative, on behalf of itself and its Related Secured Parties, agrees that no payment to the ABL Collateral Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle any Junior Priority Representative or Junior Priority Debt Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Collateral Agent agrees to execute such documents, agreements, and instruments as any Junior Priority Representative or Junior Priority Debt Party may reasonably request, at the Company’s expense, to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Collateral Agent by such Person.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Collateral Agent or any Junior Priority Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. Each Junior Priority Representative represents and warrants for itself to the ABL Collateral Agent that it has the requisite power and authority under its Junior Priority Debt Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and its Related Secured Parties and that this Agreement shall be binding obligations of such Junior Priority Representative and its Related Secured Parties, enforceable against such Junior Priority Representative and its Related Secured Parties in accordance with its terms. The ABL Collateral Agent represents and warrants to each Junior Priority Representative that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Collateral Agent and the ABL Secured Parties, enforceable against the ABL Collateral Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the ABL Collateral Agent and each Junior Priority Representative. Notwithstanding anything in this Section 7.4 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of the ABL Collateral Agent, any ABL Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, to provide for a replacement ABL Collateral Agent in accordance with the ABL Documents (including for the avoidance of doubt to provide for a replacement ABL Collateral Agent assuming such role in connection with any Refinancing of the ABL Documents permitted hereunder), provide for a replacement Junior Priority Representative in accordance with the applicable Junior Priority Debt Documents (including for the avoidance of doubt to provide for a replacement Junior Priority Representative assuming such role in connection with any Refinancing of the Term Loan Documents or any other Junior Priority Debt Document, in each case permitted hereunder), add other parties holding ABL Obligations to the extent such Indebtedness does not expressly violate the ABL Credit Agreement or any other Junior Priority Debt Facility, and/or secure Additional Junior Priority Debt or add Additional Junior Priority Representatives as provided in Section 7.22.

Section 7.5 Addresses for Notices. All notices to the ABL Secured Parties and the Junior Priority Debt Parties permitted or required under this Agreement may be sent to the applicable Collateral Agent for such Secured Party, respectively, as provided in the applicable Credit Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).

Section 7.6 No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) subject to Section 5.3, remain in full force and effect until the Discharge of ABL Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Intercreditor Collateral. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Collateral Agent, any ABL Secured Party, any Junior Priority Representative and any Junior Priority Debt Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Junior Priority Debt Obligations, as applicable, to any other Person (other than the Company, any Grantor or any Affiliate of the Company or any Grantor and any Subsidiary of the Company or any Grantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Collateral Agent, such Junior Priority Representative, any ABL Secured Party, or any applicable Junior Priority Debt Party, as the case may be, herein or otherwise. The ABL Secured Parties and the Junior Priority Debt Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 7.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile or “pdf” file thereof, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Collateral Agent, the ABL Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties. No other Person (including the Company, any Grantor or any Affiliate or Subsidiary of the Company or any Grantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and expenses and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14 VENUE; JURY TRIAL WAIVER. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 7.5 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

(a) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15 Intercreditor Agreement. This Agreement is the ABL Intercreditor Agreement referred to in the ABL Documents and one of the Intercreditor Agreements referred to in the Junior Priority Debt Documents. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Junior Priority Debt Party or (ii) any Junior Priority Debt Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens on Intercreditor Collateral but not a subordination of Indebtedness.

Section 7.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding.

Section 7.17 Collateral Agents. It is understood and agreed that (a) Citibank is entering into this Agreement in its capacity as collateral agent under the ABL Credit Agreement, and the provisions of Article IX of the ABL Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the ABL Collateral Agent hereunder, (b) Citibank is entering into this Agreement in its capacity as collateral agent under the Term Loan Credit Agreement, and the provisions of Article IX of the Term Loan Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the Term Loan Collateral Agent hereunder, and (c) each other Junior Priority Representative is entering into this Agreement in its capacity as trustee, administrative agent and/or collateral agent under its respective Junior Priority Debt Documents, and the provisions thereof comparable to those referred to in clauses (a) and (b) applicable to such Junior Priority Representative in its capacities thereunder shall also apply to such Junior Priority Representative hereunder.

Section 7.18 No Warranties or Liability. Each of the ABL Collateral Agent and the Junior Priority Representatives acknowledges and agrees that none of the other has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or Junior Priority Debt Document, as the case may be.

Section 7.19 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Credit Document, the provisions of this Agreement shall govern.

Section 7.20 Information Concerning Financial Condition of the Credit Parties. Each of the Junior Priority Representatives and the ABL Collateral Agent hereby assume responsibility for keeping itself informed of the financial condition of the Grantors and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Junior Priority Debt Obligations. Each of the ABL Collateral Agent and the Junior Priority Representatives hereby agrees that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event either the ABL Collateral Agent or any Junior Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to any other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

Section 7.21 Acknowledgement. The ABL Collateral Agent hereby acknowledges for itself and on behalf of each ABL Secured Party that there are assets of the Company and its Subsidiaries (including Grantors) which are subject to Liens in favor of the Junior Priority Representatives or other creditors but which do not constitute Intercreditor Collateral and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of the ABL Collateral Agent to secure any ABL Obligations and nothing in this Agreement shall affect or limit the rights of any Junior Priority Representative or Junior Priority Debt Party in any Non-Intercreditor Collateral or any other assets of the Company or any of its Subsidiaries (other than Intercreditor Collateral) securing any Junior Priority Debt Obligations.

Section 7.22 Additional Junior Priority Debt. The Company may, at any time and from time to time, subject to any limitations contained in the ABL Documents and the Junior Priority Debt Documents in effect at such time, designate additional indebtedness of the Grantors (and any guarantee in respect thereof) that is, or is to be, secured by the Intercreditor Collateral on a basis junior to the ABL Obligations and pari passu with (or junior to) the Term Loan Obligations, the Notes Obligations or any other Junior Priority Debt Obligations then outstanding (but without regard to control of remedies, other than as provided by the terms of the applicable Junior Priority Debt Documents) as “Additional Junior Priority Debt” by delivering to the ABL Collateral Agent and each Junior Priority Representative party hereto at such time a certificate of a Responsible Officer of the Company:

(a) describing the indebtedness and other obligations being designated as Additional Junior Priority Debt and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth the Junior Priority Debt Documents under which such Additional Junior Priority Debt are issued or incurred or the guarantees of or Liens securing such Additional Junior Priority Debt are, or are to be, created, and attaching copies of such Junior Priority Debt Documents as each Grantor has executed and delivered to the Person that serves as the administrative agent, trustee or a similar representative for the holders of such Additional Junior Priority Debt (such Person being referred to as the “Additional Junior Priority Representative”) with respect to such Additional Junior Priority Debt on the closing date of such Additional Junior Priority Debt, certified as being true and complete by a Responsible Officer of the Company;

(c) identifying the Person that serves as the Additional Junior Priority Representative for such Additional Junior Priority Debt;

(d) certifying that the incurrence of such Additional Junior Priority Debt, the creation of the Liens securing such Additional Junior Priority Debt and the designation of such Additional Junior Priority Debt as “Additional Junior Priority Debt” hereunder do not violate or result in a default under, and are permitted by, Section 2.5 of this Agreement and each ABL Document and Junior Priority Debt Document in effect at such time;

(e) certifying that the Junior Priority Debt Documents relating to such Additional Junior Priority Debt authorize the Additional Junior Priority Representative to become a party hereto by executing and delivering a Joinder Agreement and provide that upon such execution and delivery, such Additional Junior Priority Debt and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(f) attaching a fully completed Joinder Agreement executed and delivered by such Additional Junior Priority Representative.

Upon the delivery of such certificate and the related attachments as provided above, the indebtedness and other obligations designated in such notice as “Additional Junior Priority Debt” shall become Additional Junior Priority Debt for all purposes of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CITIBANK, N.A., as ABL Collateral Agent

By:	/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President and Director

CITIBANK, N.A., as Term Loan Collateral Agent and as Designated Junior Priority Representative

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Managing Director & Vice President

U.S. BANK NATIONAL ASSOCIATION, as Senior Notes Collateral Agent

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

S-1

ANNEX I

FORM OF JOINDER AGREEMENT

(New Additional Junior Priority Representative)

This JOINDER AGREEMENT dated as of [_______], 20[__] (this “Joinder Agreement”), is executed by the undersigned in connection with that certain ABL Intercreditor Agreement dated as of May 1, 2019, among Citibank, N.A., as ABL Collateral Agent, Citibank, N.A., as Term Loan Collateral Agent and as Designated Junior Priority Representative, U.S. Bank National Association, as Notes Collateral Agent and each Additional Junior Priority Representative from time to time party thereto (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each signatory hereto is required to execute this Joinder Agreement pursuant to Section 7.22 of the Intercreditor Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1. Such signatory is acting as [agent/trustee] for the benefit of the holders of obligations under the [describe agreement(s) providing for Additional Junior Priority Debt] (the “Additional Junior Priority Debt Document”). Such signatory represents and warrants to the ABL Collateral Agent and each Junior Priority Representative and the other Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent/trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iii) the Additional Junior Priority Debt Documents provide that, upon its entry into the Intercreditor Agreement, the Secured Parties in respect of the Additional Junior Priority Debt represented by such signatory will be subject to and bound by the provisions of the Intercreditor Agreement as Secured Parties in respect of Additional Junior Priority Debt.

2 Each such signatory acknowledges receipt of the Intercreditor Agreement, assumes all the rights and obligations of an Additional Junior Priority Representative under the Intercreditor Agreement and agrees that such signatory, for itself and as agent for each of the holders of any Additional Junior Priority Debt pursuant to the Additional Junior Priority Debt Document, shall be bound as an Additional Junior Priority Representative under the terms of the Intercreditor Agreement as if it had been an original signatory to the Intercreditor Agreement.

3. Each such signatory’s address for notices under the Intercreditor Agreement shall be as set forth beneath its signature hereto.

4. Each such signatory hereby waives notice of acceptance of this Joinder Agreement by the other parties to the Intercreditor Agreement.

5. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

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6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which come as close as possible to that of the invalid, illegal or unenforceable provisions.

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Address for notices:

Facsimile Number:

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CONSENT OF COMPANY AND GRANTORS

Dated: May 1, 2019

Reference is made to the ABL Intercreditor Agreement dated as of the date hereof among Citibank, N.A., as ABL Collateral Agent, Citibank, N.A., as Term Loan Collateral Agent and as Designated Junior Priority Representative, U.S. Bank National Association, as Notes Collateral Agent and each Additional Junior Priority Representative from time to time party thereto (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement applicable to it, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no ABL Secured Party or Junior Priority Debt Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement provided that such party has not acted in violation of the ABL Security Documents, Junior Priority Security Documents, the ABL Credit Agreement or any Junior Priority Debt Document, as applicable. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the ABL Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Grantor agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent or any Junior Priority Representative (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the ABL Credit Agreement.

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IN WITNESS WHEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

IHEARTCOMMUNICATIONS, INC., as Borrower

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

Intercreditor Agreement

IHEARTMEDIA CAPITAL I, LLC, as Holdings

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

Intercreditor Agreement

AMFM BROADCASTING LICENSES, LLC

AMFM BROADCASTING, INC.

AMFM OPERATING INC.

AMFM RADIO LICENSES, LLC

AMFM TEXAS BROADCASTING, LP

AMFM TEXAS LICENSES, LLC

AMFM TEXAS, LLC

CAPSTAR RADIO OPERATING COMPANY

CAPSTAR TX, LLC

CC BROADCAST HOLDINGS, INC.

CC LICENSES, LLC

CC FINCO HOLDINGS, LLC

CHRISTAL RADIO SALES, INC.

CINE GUARANTORS II, INC.

CITICASTERS CO.

CITICASTERS LICENSES, INC.

CLEAR CHANNEL BROADCASTING LICENSES, INC.

IHEARTMEDIA + ENTERTAINMENT, INC.

IHM IDENTITY, INC.

CLEAR CHANNEL INVESTMENTS, INC.

CLEAR CHANNEL METRO, LLC

IHEARTMEDIA MANAGEMENT SERVICES, INC.

IHEART OPERATIONS, INC.

CLEAR CHANNEL MEXICO HOLDINGS, INC.

CLEAR CHANNEL REAL ESTATE, LLC

CRITICAL MASS MEDIA, INC.

KATZ COMMUNICATIONS, INC.

KATZ MEDIA GROUP, INC.

KATZ MILLENNIUM SALES & MARKETING INC.

KATZ NET RADIO SALES, INC.

M STREET CORPORATION

PREMIERE NETWORKS, INC.

TERRESTRIAL RF LICENSING, INC.

TTWN NETWORKS, LLC

TTWN MEDIA NETWORKS, LLC

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

Intercreditor Agreement